Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of February 8, 2019

(In alphabetical order)

AMVEST LLC (a Virginia limited liability company)	CONSOL of Canada LLC (a Delaware limited liability company)
AMVEST Gas Resources, LLC (a Virginia limited liability	CONSOL of Kentucky LLC (a Delaware limited liability company)
company)	Consol Pennsylvania Coal Company LLC (formerly CONSOL
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited	Pennsylvania Coal Company) (a Delaware limited liability
liability company)	company)
Braxton-Clay Land & Mineral, LLC (a West Virginia limited)	Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West
liability company)	Virginia limited liability company)
CNX Coal Finance Corp. (a Delaware corporation)	Helvetia Coal Company LLC (a Pennsylvania limited liability
CONSOL Coal Resources GP LLC (a Delaware limited liability	company)
company)	Island Creek Coal Company LLC (a Delaware limited liability
CONSOL Coal Resources LP (a Delaware limited partnership)	company)
CONSOL Marine Terminals LLC (a Delaware limited liability	Laurel Run Mining Company LLC (a Virginia limited liability
company)	company)
CNX Operating LLC (a Delaware limited liability company)	Leatherwood, LLC (a Pennsylvania limited liability company)
CNX RCPC LLC (a Delaware limited liability company)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Thermal Holdings LLC (a Delaware limited liability	company)
company)	MTB LLC (a Delaware limited liability company)
Conrhein Coal Company (a Pennsylvania general partnership)	Nicholas-Clay Land & Mineral, LLC (a Virginia limited liability
CONSOL Amonate Facility LLC (a Delaware limited liability	company)
company)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Amonate Mining Company LLC (a Delaware limited	TECPART LLC (a Delaware limited liability company)
liability company)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Energy Canada Ltd. (a Canadian corporation)	company)
CONSOL Energy Sales Company LLC (formerly CONSOL Sales	Terry Eagle Limited Partnership (a West Virginia limited
Company) (a Delaware limited liability company)	partnership)
CONSOL Financial Inc. (a Delaware corporation)	Vaughan Railroad Company LLC (a West Virginia limited liability)
CONSOL Mining Company LLC (a Delaware limited liability	company)
company)	Windsor Coal Company LLC (a West Virginia limited liability
CONSOL Mining Holding Company LLC (a Delaware limited	company)
liability company)	Wolfpen Knob Development Company LLC (a Virginia limited
liability company)